UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                               ______________

                                  FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15 (D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
     Date of Report (Date of Earliest Event Reported)   March 27, 2006

                     Commission File Number: 000-14047

                     LIBERTY DIVERSIFIED HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

     Nevada                                                 04-2392188
(State or jurisdiction of                 (IRS Employer Identification No.)
 incorporation or organization)

                      600 Anton Boulevard, 11th Floor
                       Costa Mesa,  California  92626

        (Address of principal executive offices, including zip code)

                               (949) 376-4846
            (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



                     LIBERTY DIVERSIFIED HOLDINGS, INC.




Section 1 Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 24, 2006, Liberty Diversified Holdings, Inc. (the "Company") executed a Purchase and Sale Agreement ("Agreement") for the sale of the Company's wholly owned subsidiary eWorldMedia, Inc. ("eWorldMedia") with Henning D. Morales, an officer, director and shareholder of the Company. Pursuant to the terms of the Agreement, Mr. Morales shall deliver two million shares of the Company's Series A Preferred Stock and a $50,0000 cash payment to the Company no later than March 27, 2006 in exchange for 100% of the outstanding stock of eWorldMedia, consisting of 12,656,000 shares of $0.001 par value common stock.

Pursuant to the terms of the Agreement Mr. Morales agreed to assume all of the debts and liabilities of eWorldMedia, totaling approximately 1.6 million. The assets of eWorldMedia are valued at approximately $68,345.

Prior to this transaction, Mr. Morales was a founder, the President and a director of eWorldMedia. He was also a director, Secretary, Acting Chief Financial Officer and Vice President of the Company. In addition, he is a 17% beneficial owner of the Company's common stock. There are no other material relationships between the Company or its affiliates and any of the parties.

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)(1) Pursuant to the Purchase and Sale Agreement dated March 24, 2006 whereby Henning D. Morales acquired eWorldMedia, Inc., Henning D. Morales has resigned his positions as Director, Acting Chief Financial Officer, Secretary and Vice President of the Company effective as of March 24, 2006. Mr. Morales did not hold any positions on any committee of the board of directors at the time of his resignation. Mr. Morales' resignations were not the result of any disagreement with the Company.

(a)(2) Mr. Morales did not furnish the Company with any correspondence concerning the circumstances surrounding his resignations, since his departure was on good terms.

(a)(3)  The Company:

     (i) provided Mr. Morales with a copy of the disclosures it is making in response to this Item 5.02 no later than the day the Company files these disclosures with the Commission;
     (ii) shall provide Mr. Morales with the opportunity to furnish the Company with a response stating whether he or she agrees with the statements made by the Company in response to this Item
            5.02 and, if not, stating the respects in which he does not agree;
     (iii) shall file any letter received by the Company from Mr. Morales as an exhibit by an amendment to this Form 8K within two business days of receipt by the Company, if applicable.

(b) Mr. Morales served as Acting Chief Financial Officer, its current principal financial officer.

Item 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits


(3)   Exhibits
10.1 Purchase and Sale Agreement dated March 25, 2006 between Henning D. Morales and Liberty Diversified HOldings, Inc.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date: March 27, 2006              LIBERTY DIVERSIFIED HOLDINGS, INC.


                                  By: /S/ Ronald C. Touchard
                                  -------------------------------------
                                          Ronald C. Touchard
                                          Chief Executive Officer